Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment to Registration Statement on Form F-1 of our report dated July 10, 2020, except for the Note 10, as to which the date is November 23, 2020, with respect to the consolidated financial statements of Jowell Global Ltd. as of December 31, 2019 and 2018, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

February 8, 2020